UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CRH America, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

87-0384716

(I.R.S. Employer Identification No.)

900 Ashwood Parkway

Suite 600

Atlanta, GA 30338, United States

+1 (770) 804 3363

(Address and telephone number of

Registrant’s executive offices)

CRH public limited company

(Exact name of registrant as specified in its charter)

IRELAND

(State or other jurisdiction of

incorporation or organization)

Not Applicable

(I.R.S. Employer Identification No.)

Stonemason’s Way, Rathfarnham,

Dublin 16, Ireland

+353 1 404 1000

(Address and telephone number of

Registrant’s executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.40% Notes due 2033	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A.

Securities to be registered pursuant to Section 12(g) of the Act:

N/A.

EXPLANATORY NOTE

On March 20, 2002, CRH America, Inc., a Delaware corporation (the “Company”), entered into an indenture with CRH public limited company, as guarantor (“CRH plc”), and JPMorgan Chase Bank, N.A., as trustee and as succeeded by The Bank of New York Mellon. On September 29, 2003, the Company issued its 6.40% notes due 2033 (the “Notes”) pursuant to a Registration Statement on Form F-3 (File No. 333-13648), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 5, 2001 and declared effective by the SEC on September 6, 2001 (the “Registration Statement”). The Notes, of which $212,555,000 principal amount remains outstanding as of December 27, 2023, are fully, irrevocably and unconditionally guaranteed by CRH plc and, as of such same date, were listed on Euronext Dublin.

On November 28, 2023, the board of directors of the Company authorized the transfer of the Notes from Euronext Dublin to The New York Stock Exchange (“NYSE”), after which the Notes will exclusively trade on NYSE.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description set forth under the caption “Explanatory Note” herein is incorporated by reference herein. For a description of the Notes, reference is made to the information set forth under the caption “Description of Debt Securities and Guarantees We and CRH plc May Offer” in the prospectus dated September 6, 2001, forming a part of the Registration Statement, and under the caption “Description of Notes” in the prospectus supplement thereto dated September 22, 2003, filed with the SEC on September 24, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such information is incorporated by reference herein.

Item 2.	Exhibits.

1.	Indenture, dated as of March 20, 2002, among CRH America, Inc., CRH plc and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 (File No. 333-190026) filed July 19, 2013).

2.	Officer’s Certificate of CRH America, Inc. pursuant to Sections 102 and 301 of the Indenture, dated September 29, 2003, setting forth the terms of its 6.40% Notes due 2033.

3.	Global Security for the 6.40% Notes due 2033.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 28, 2023

CRH America, Inc.

By:	/s/ Gary P. Hickman
Name: Gary P. Hickman
Title: President

CRH public limited company

By:	/s/ Jim Mintern
Name: Jim Mintern
Title: Chief Financial Officer and Director